Exhibit 3.1.33

STATE of DELAWARE

LIMITED LIABILITY COMPANY

CERTIFICATE OF FORMATION

OF

CLEAR CHANNEL CAPITAL I, LLC

Pursuant to Title 6, Chapter 18, Sections 201 and 204

of the Delaware Code

This Certificate of Clear Channel Capital I, LLC is being duly executed and filed by Arin Jonathan Silber, as an authorized person, to form a limited liability company under the Delaware Limited Liability Company Act (6 Del.C. § 18-101, et seq.), as amended from time to time.

(1) The name of the limited liability company formed hereby is Clear Channel Capital I, LLC.

(2) The address of the registered office of the limited liability company in the State of Delaware is:

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, Delaware 19808

(3) The name and address of the registered agent of the limited liability company for service of process on the limited liability company in the State of Delaware is:

Corporation Service Company

2711 Centerville Road, Suite 400

Wilmington, Delaware 19808

IN WITNESS WHEREOF, the undersigned have executed this Certificate of Formation as of the 11th day of February, 2008.

/s/ Arin Jonathan Silber
Arin Jonathan Silber
Authorized Person